CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Putnam Funds Trust:

We consent to the use of our report, dated September 12, 2016, with respect to the financial statements of Putnam Short Duration Income Fund, a series of Putnam Funds Trust, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

Boston, Massachusetts

November 22, 2016